Largest Investments Across Private Equity as of March 31, 2013
Company Name Capital at Work Estimated Remaining Value
$ 320 $ 3,526
Realogy $ 1,067 $ 2,552
Norwegian Cruise Line $ 731 $ 1,733
Berry Plastics Group $ 256 $ 1,293
$ 808 $ 1,215
Rexnord $ 262 $ 1,162
Charter Communications $ 156 $ 1,025
EP Energy $ 809 $ 971
Claire’s Stores
(2)
$ 436 $ 853
Athlon Energy $ 362 $ 814
($ in millions)
Exhibit 99.1
LyondellBasell Industries
(1)
Momentive Performance Materials
(2)
(1)
Includes all current investments in LyondellBasell across Fund VI and VII calculated by tracking all related cash flows.
(2)
Investment is comprised of both debt and equity positions.
Note:    The table represents investments of Funds III through VII as of March 31, 2013 that are deemed by management to be material.  Investment vehicles managed by Apollo’s private equity funds may, from time to time, utilize financing arrangements for certain investments which could result in differences between (i) capital at work and invested capital, and (ii) estimated remaining fair value and actual fair value. This presentation may differ from fund level presentations.